Exhibit 99.1

Peregrine Contacts: Investors: Amy Figueoroa Peregrine Pharmaceuticals (800) 987-8256 info@peregrineinc.com Media: Barbara Lindheim BioCom Partners (212) 918-4650	Stason Contact: Diana Wood VP, Business Development Stason Pharmaceuticals, Inc. 1-760-929-0346 diana.wood@stasonpharma.com

PEREGRINE AND STASON ENTER INTO AGREEMENT FOR INNOVATIVE
TUMOR NECROSIS THERAPY (TNT) TECHNOLOGIES
-- Agreement Includes Exclusive Rights to Develop TNT Products in Certain APEC Countries --
-- Upon Successful Commercialization, Stason Has Option to Acquire Rights to Expand Coverage to Additional Regions --

TUSTIN, Calif. and IRVINE, Calif., May 3, 2010 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical-stage biopharmaceutical company developing innovative monoclonal antibodies for the treatment of cancer and viral infections, and Stason Pharmaceuticals, a privately-held U.S.-based pharmaceutical company commercializing products globally since 1994, today announced agreements granting Stason certain exclusive development and commercialization rights to Peregrine’s tumor necrosis therapy (TNT) technologies. Peregrine’s lead TNT product candidate is Cotara®, a novel brain cancer therapy currently in Phase II clinical development.  The company’s TNT-based immunocytokines technology has also been licensed to Merck KGaA.

“Stason’s focus on oncology products for growing Asian markets expands the development of our TNT technologies to reach patients in this region who urgently need new options for the treatment of cancer,” commented Steven W. King, president and chief executive officer of Peregrine Pharmaceuticals.  “As we advance our clinical-stage pipeline of innovative products for oncology and viral infections, we will continue to pursue select partnering opportunities while retaining future potential value for our products in the major pharmaceutical markets.”

Under the terms of the agreements, Stason is acquiring from Peregrine exclusive rights to Peregrine’s TNT technologies in certain Asia-Pacific Economic Cooperation (APEC) countries. Peregrine has retained exclusive rights to its TNT technologies in the United States, European Union countries, and other select countries internationally. The agreements also include certain non-exclusive licenses for Peregrine's proprietary radiolabeling technologies and its fully-human NHS76 TNT antibody to enable and accelerate Stason's development of TNT products.

Harry Fan, president and CEO of Stason, stated, “This agreement represents a unique opportunity to acquire a novel, cutting-edge pharmaceutical technology package and bring innovative and promising treatments to millions of cancer patients in Asia and the Pacific Rim. We will also continue developing new applications and bioproducts based on TNT technologies to complement Peregrine's activities in the glioblastoma arena and will aggressively pursue new, diverse biotechnology markets.  To advance these efforts, a new spin-off biopharmaceutical company headed by Dr. Eugene Mechetner will be formed which will focus on commercializing TNT technologies.”

Stason will pursue drug development, clinical trial and commercialization activities in its exclusive APEC territories and both Stason and Peregrine will have the right to initiate new research activities worldwide. Peregrine will receive from Stason upfront fees, annual fees, and milestone payments over the term of the agreements, as well as double-digit royalty payments on net sales. Upon successful commercialization of a product and payment of predetermined royalties to Peregrine within the first seven years of this agreement, Stason will have a right to negotiate with Peregrine further expansion into other countries worldwide. If commercialization is not achieved within the first seven years, Stason will lose exclusivity to its APEC territories.

Peregrine’s wholly-owned subsidiary Avid Bioservices will initially manufacture TNT products for Stason's research and development activities. Under the terms of the companies’ agreement, Avid will be available to provide fee-based services to Stason for developing new processes and manufacturing products under cGMP conditions for clinical trials.

About TNT Technologies
TNT technologies use monoclonal antibodies to target intracellular tumor antigens in dead or dying (necrotic) tissues. This platform has demonstrated a broad-spectrum potential in solid tumors, including brain, lung, colon, breast, liver, prostate, and pancreatic cancers. Peregrine’s lead TNT product Cotara is a monoclonal antibody conjugated with a radioisotope Iodine-131. Cotara is currently being evaluated in a Phase II clinical trial in the U.S. and India for the treatment of patients with glioblastoma multiforme (GBM), the deadliest form of brain cancer.

A unique approach to treating brain cancer patients, Cotara targets necrotic cells residing at the core of solid tumors. It transports and binds the radioactive iodine to the center of the tumor, allowing the radiation to destroy the tumor from the inside out. Prior data show that Cotara delivers 300-fold more radiation to the tumor than to normal tissues. Survival benefits for recurrent GBM patients were demonstrated in a prior Phase II trial, with 25% (7/28) of patients surviving over 1 year, 11% (3/28) surviving over 5 years, and 2 patients surviving over 9 years. These data compare favorably to the 5-year survival rate of 3.4% reported by the U.S. Brain Cancer Registry.

Cotara has Orphan Drug status in the U.S. and EU and Fast Track designation in the U.S.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials for the treatment of cancer and serious viral infections. The company is pursuing three separate clinical programs in cancer and hepatitis C virus infection with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

About Stason Pharmaceuticals
Stason Pharmaceuticals, Inc., established in 1994 and based in Irvine, CA is a privately-held, global pharmaceutical company involved in drug development, manufacturing, importation/exportation, licensing and marketing of both generic and branded products.  The company’s primary area of development is in the area of oncology, and supportive products for the treatment of side effects related to cancer therapy.  Additional therapeutic areas include cardiovascular, central nervous system, autoimmune and endocrine disorders. Additional information about Stason can be found at www.stasonpharma.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company may not receive some or all of the future milestone payments or royalties if Stason is not successful in its development efforts.  Factors that could cause actual results to differ materially or otherwise adversely impact the company's ability to obtain regulatory approval for its product candidates include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2009 and the quarterly report on Form 10-Q for the quarter ended January 31, 2010.  The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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